UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 19, 2005
                                                          --------------

                                NCRIC Group, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                         0-25505                 52-2134774
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(State or Other Jurisdiction)      (Commission File No.)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


1115 30th Street, N.W., Washington, D.C.                         20007
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (202) 969-1866
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01         Entry into a Material Agreement


         The Company entered into an employment agreement with William Burgess, Senior Vice President, on January 1, 2002. A form of the agreement with Mr.
Burgess previously has been filed as an exhibit to the Company's periodic reports. As disclosed in the Company's previous periodic reports, the employment agreement with Mr. Burgess was for a two year term expiring December 31, 2004. In connection with the merger agreement entered into with ProAssurance Corporation, the Company informed ProAssurance of its intent to renew the employment agreement with Mr. Burgess. Subsequently, the Board determined to renew the employment agreement with Mr. Burgess, subject to confirmation that such action is consistent with the merger agreement. In connection with the filing of the Company's merger proxy statement, which is also a prospectus of ProAssurance and which was filed by ProAssurance under cover of a registration statement on Form S-4, confirmation has been received. Accordingly, the expiration date of the employment agreement with Mr. Burgess has been revised to December 31, 2007.












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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         NCRIC GROUP, INC.


DATE: April 22, 2005                By:  /s/ R. Ray Pate, Jr.
                                         ---------------------------------------
                                         R. Ray Pate, Jr.
                                         President and Chief Executive Officer